As filed with the Securities and Exchange Commission on August 28, 2000
                                                            Reg. No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               MOLEX INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                   36-2369491
  (State of Incorporation)                (I.R.S. Employer Identification No.)

                  2222 Wellington Court, Lisle, Illinois 60532
              (Address and Zip Code of Principal Executive Offices)

                                  -------------
                           THE 1991 MOLEX INCORPORATED
                           INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)


                  Louis A. Hecht, Secretary and General Counsel
                               Molex Incorporated
                              2222 Wellington Court
                              Lisle, Illinois 60532
                                 (630) 969-4550
           (Name, Address, and Telephone Number of Agent For Service)

                                  -------------

                                  -------------

                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================
    TITLE OF SECURITIES         AMOUNT TO BE        PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
      TO BE REGISTERED          REGISTERED (1)       OFFERING PRICE       AGGREGATE OFFERING     REGISTRATION FEE
                                                      PER SHARE (2)            PRICE (2)
--------------------------------------------------------------------------------------------------------------------
         Common Stock,
   par value $.05 per share   2,941,169 shares          $49.562             $145,771,688.56         $38,483.73
====================================================================================================================

(1) Pursuant to Rule 416(a), this registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the 1991 Molex Incorporated Incentive Stock Option Plan.
(2) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the Nasdaq National Market on August 23, 2000. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

         Molex Incorporated has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") to register shares of common stock, par value $.05 per share (the "Common Stock") issuable upon exercise of options granted under the 1991 Molex Incorporated Incentive Stock Option Plan.

         This registration statement on Form S-8 also includes a prospectus prepared in accordance with Instruction C of Form S-8, prepared in accordance with the requirements of Part I of Form S-3, which may be used for reofferings and resales, on a continuous or delayed basis, in the future of up to an aggregate of 2,740,399 shares of common stock that constitute "control securities" and/or "restricted securities" which have been issued prior to the filing of this registration statement.



                                     PART I

SECTION 10(a) PROSPECTUS

         With regard to information required in the Section 10(a) prospectus, the information required by Part I (Items 1 and 2) of Form S-8 is omitted from this registration statement in accordance with Rule 428(b) promulgated under the Securities Act of 1933, as amended and the Note to Part I of Form S-8. Molex will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

REOFFER PROSPECTUS

                        2,740,399 SHARES OF COMMON STOCK
                              OF MOLEX INCORPORATED

         The shares of common stock, $.05 par value per share, of Molex Incorporated, a Delaware corporation offered hereby will be sold from time to time by the Molex stockholders named under the caption "SELLING STOCKHOLDERS" in this prospectus. The sales may occur pursuant to ordinary brokerage transactions through one or more broker-dealers or agents, in one or more transactions, in the over-the-counter market at prices related to the prevailing market prices or in negotiated transactions, the timing of sales to be determined by the selling stockholders. See "PLAN OF DISTRIBUTION."

         Molex will not receive proceeds from any of these sales. Molex is paying the expenses incurred in registering the shares, but all selling and other expenses incurred by each of the selling stockholders will be borne by the selling stockholder.

         The common stock is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "MOLX". On August 22, 2000, the closing price for the common stock as reported by the Nasdaq National Market was $48.6875 per share.
                               -------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                         STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The shares of common stock are "CONTROL SECURITIES" and/or "RESTRICTED SECURITIES" under the Securities Act of 1933, as amended before their sale under this prospectus. This prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow future sales by the selling shareholders, on a continuous or delayed basis, to the public without restriction. Each selling shareholder may be deemed an "UNDERWRITER" within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Securities Act.

         The shares have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this prospectus. Brokers or dealers effecting transactions in the shares should confirm the registration thereof under the securities laws of the states in which such transactions occur, or the existence of any exemption from registration.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MOLEX OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES OF COMMON STOCK OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MOLEX SINCE THE DATE HEREOF, OR THAT INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                 THE DATE OF THIS PROSPECTUS IS AUGUST 28, 2000.

                                TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----

AVAILABLE INFORMATION                                                      1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                            1

FORWARD-LOOKING STATEMENTS                                                 1

THE COMPANY                                                                2

USE OF PROCEEDS                                                            2

THE SELLING STOCKHOLDERS                                                   2

PLAN OF DISTRIBUTION                                                       4

DESCRIPTION OF CAPITAL STOCK                                               5

OTHER MATTERS                                                              7

EXPERTS                                                                    8

LEGAL MATTERS                                                              8

                              AVAILABLE INFORMATION

         Molex has filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-8 (of which this prospectus is a part) under the Securities Act with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, certain portions of which have been omitted in accordance with the rules and regulations of the SEC. We refer you to the registration statement for additional information about Molex, the common stock and this offering, including the full text of the exhibits, some of which have been summarized in this prospectus.

         Molex is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and in accordance therewith files reports, proxy statements and other information with the SEC. The registration statement, including the schedules and exhibits thereto, as well as such reports, proxy statements and other information filed by Molex can be inspected, without charge, and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (at www.sec.gov) that makes available the registration statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Molex's Annual Report on Form 10-K for the year ended June 30, 1999 and Molex's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000, each of which has been filed by Molex with the SEC, are incorporated herein by reference. All other reports, if any, filed by Molex with the SEC subsequent to Molex's Annual Report on Form 10-K for the year ended June 30, 1999 and on or prior to the date of this prospectus are incorporated herein by reference.

         All documents filed by Molex pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the common stock shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         MOLEX WILL PROVIDE WITHOUT CHARGE TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, MOLEX INCORPORATED, 2222 WELLINGTON COURT, LISLE, ILLINOIS 60532 (TELEPHONE (630) 969-4550).

                           FORWARD-LOOKING STATEMENTS

         This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements that are statements about Molex's and/or the Selling Stockholders' plans, objectives, expectations, intentions, beliefs and assumptions and other statements that are not historical facts. When used in this Prospectus, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "may," "belief," "will," "could," "should," "continue," and similar expressions or negations thereof are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those express or implied by these forward-looking statements. Molex does not intend to update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.


                                   THE COMPANY

         Molex is a leading manufacturer of electrical, electronic and fiber optic interconnection products and systems, switches and application tooling. The principal executive offices of Molex are located at 2222 Wellington Court, Lisle, Illinois 60532, telephone number (630) 969-4550.

                                 USE OF PROCEEDS

         Molex will not receive any of the proceeds from the offering and sale of the shares. The selling stockholders, through broker-dealers or agents designated from time to time, may sell the shares from time to time on terms to be determined at the time of sale. The aggregate proceeds to the selling stockholders from the shares will be the purchase price of the shares sold less the aggregate commissions, underwriting discounts or similar amounts payable in respect of any sale pursuant to this prospectus, if any, and other expenses of issuance and distribution not borne by Molex.

                            THE SELLING STOCKHOLDERS

         The 2,740,399 shares of common stock to which this Prospectus relates have been acquired by the selling stockholders upon the exercise of options granted under the 1991 Molex Incorporated Incentive Stock Option Plan. The following table sets forth for each selling stockholder who owns more than 1% of the outstanding shares of common stock, the sum of the number of shares of common stock beneficially owned by such selling stockholder as of July 31, 2000, as well as the number of shares which may be offered and sold by each such selling stockholder pursuant to this prospectus. The same information is presented with respect to the other selling stockholders divided in the groups set forth below, each group owning less than 1% of the outstanding shares of common stock. The table also sets forth the position, office and material relationship each selling stockholder who owns more than 1% of the outstanding shares of common stock has had with Molex during the three years preceding the date of this prospectus.

                                                                     NUMBER OF SHARES OF COMMON STOCK
                                                       --------------------------------------------------------------
                                                                            REGISTERED IN
    NAME AND TITLE                                        OWNED BEFORE     CONNECTION WITH             OWNED AFTER
OF SELLING STOCKHOLDER           NATURE OF OWNERSHIP      OFFERING (a)    THIS PROSPECTUS (b)          OFFERING (c)
----------------------           -------------------      ------------    -------------------          ------------
                                                                         --------------
Frederick A. Krehbiel                     Direct (b)(c)         6,402,158       38,450                    6,363,708
Co-Chairman and Co-Chief                 Partner (d)           21,407,343                                21,407,343
Executive Officer                        Trustee (e)               46,347                                    46,347
                                      Trustee (f)(g)            3,542,230                                 3,542,230
                                          Option (a)               26,918       26,918                            0
                                          Spouse (g)                3,745                                     3,745
                                Percent of Class (a)                 6.4%                                      6.4%


                                                                         --------------
John H. Krehbiel, Jr.                     Direct (b)(c)        10,327,694       44,074                   10,283,620
Co-Chairman and Co-Chief                 Partner (d)           21,407,343                                21,407,343
Executive Officer                        Trustee (e)               46,347                                    46,347
                                      Trustee (f)(g)            1,402,441                                 1,402,441
                            Trustee/Custodian (g)(h)              257,231                                   257,231
                                          Option (a)               21,338       21,338                            0
                                          Spouse (g)                6,952                                     6,952
                                Percent of Class (a)                10.4%                                     10.4%
                                                                         --------------
Fred L. Krehbiel                          Direct (b)(c)           840,072        6,713                      833,359
Divisional                                Option (a)               20,668       20,668                            0
President-Automotive,           Percent of Class (a)                    *                                         *
Americas Region; Director
                                                                         --------------
J. Joseph King                            Direct (b)(c)           154,057       70,261                       83,796
President and Chief                       Option (a)              488,012      488,012                            0
Operating Officer;                 Joint With Spouse                  562                                       562
Director                                  Spouse (g)                  171                                       171
                                Percent of Class (a)                    *                                         *
                                                                         --------------
Martin P. Slark                           Direct (b)(c)           144,445       70,795                       73,650
Executive Vice President;                 Option (a)              486,059      486,059                            0
Director                           Joint With Spouse                  806                                       806
                                          Spouse (g)                  171                                       171
                          Custodian for Children (g)                  472                                       472
                                Percent of Class (a)                    *                                         *
                                                                         --------------
Raymond C. Wieser                         Direct (b)(c)            61,312       53,554                        7,758
Senior Vice President                     Option (a)              152,675      152,675                            0
                                Percent of Class (a)                    *                                         *
                                                                         --------------
Ronald L. Schubel                         Direct (b)(c)            94,627       83,612                       11,015
Corporate Vice President                  Option (a)              265,161      265,161                            0
                                Percent of Class (a)                    *                                         *
                                                                         --------------
James E. Fleischhacker                    Direct (b)(c)            76,614       60,725                       15,889
Corporate Vice President                  Option (a)              244,238      244,238                            0
                                          Spouse (g)                   12                                        12
                                Percent of Class (a)                    *                                         *
                                                                         --------------
All Other Executive                       Direct (b)(c)           266,000       179,279                      86,721
Officers as a Group (5 in                 Option (a)              336,497       336,497                           0
number)                                   Spouse (g)                   72                                        72
                                Percent of Class (a)                    *                                         *
                                                                         --------------
All Outside Directors as                  Direct (b)(c)           182,615       61,522                      121,093
a Group (6 in number)                     Option (a)               68,604       68,604                            0
                                Percent of Class (a)                    *                                         *

*    Denotes less than 1% of the outstanding shares.

(a) For the purpose of determining the number of shares owned before the offering, it is assumed that all shares of Common Stock subject to stock options which have been granted and have not been canceled are owned by the selling stockholders whether or not they are actually owned. For the purposes of computing the percent of class owned by the selling stockholders, all of the shares that could be acquired upon the exercise of options have been deemed to be owned and outstanding as to that individual or group regardless of whether they are actually outstanding or whether they are actually owned.

(b) Includes all shares of Molex Common Stock issued to the stockholder in connection with the exercise of options under the 1991 Molex Incorporated Incentive Stock Option Plan

(c) For the purpose of determining the number of shares owned after the offering, it is assumed that the selling stockholders will sell all of the shares of Common Stock registered in connection with this prospectus.

(d) J. H. Krehbiel, Jr., F. A. Krehbiel and a trust for which they are the trustees are each general partners and limited partners of the Krehbiel Limited Partnership (the "Partnership") and share the power to vote and dispose of shares held by the Partnership. Pursuant to the Partnership agreement, all voting of the Partnership shares must be done with the unanimous consent of the partners. For purposes of computing the percent of a class or the percent of all voting securities owned by individual members of the Krehbiel Family, the shares of the Partnership have not been included.

(e) J. H. Krehbiel, Jr. and F. A. Krehbiel are co-trustees of the trust referred to in footnote (d) in which they each share an equal beneficial interest. As trustees, they share the power to vote and dispose of the shares held by this trust. For purposes of computing the percent of a class or the percent of all voting securities owned by individual members of the Krehbiel Family, the shares of this trust have not been included.

(f) F. A. Krehbiel and J. H. Krehbiel, Jr. own these shares of Common Stock, Class A Common Stock and Class B Common Stock as trustees under various trusts for the benefit of their respective children including F. L. Krehbiel. They exercise voting and investment power as to the shares held in these trusts. For purposes of computing the percent of a class or the percent of all voting securities owned by F. L. Krehbiel, the shares of trust in which he has a beneficial interest have not been included.

(g) Certain shares have been reported, which are included in the table above, as owned by members of a household or as held in the capacity of trustee or custodian. As to these shares, the persons above expressly disclaim beneficial ownership and/or personal beneficial interest therein. For purposes of computing the percent of class or the percent of all voting securities, the shares held by a trustee or custodian have not been included as being owned by an individual beneficiary, but have been included as being owned by the trustee or custodian who exercises voting power.

(h)  These shares are held for the benefit of the children of F. A. Krehbiel. J.
     H. Krehbiel, Jr. exercises voting and investment power as to these shares.


                              PLAN OF DISTRIBUTION

     Any sales of the shares by the selling stockholders will be for their own accounts. Molex will not receive any of the proceeds from the offering of the shares.

     Molex is registering the shares on behalf of the selling stockholders. As used herein, "SELLING STOCKHOLDERS" includes donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus. Brokerage commissions and selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised Molex that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     The selling stockholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "UNDERWRITERS" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     Because the selling stockholders may be deemed to be "UNDERWRITERS" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Molex has informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

     Upon Molex being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing:

     . the name of each such selling stockholder and of the participating broker-dealer(s);

     .    the number of shares involved;

     .    the price at which such shares were sold;

     . the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     . that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by referenced in this prospectus; and

     .    other facts material to the transaction.

     In addition, upon Molex being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

Molex will bear all expenses of the offering, except that the selling stockholders will be responsible for any commissions, underwriting discounts or similar amounts payable in respect of any sale pursuant to this prospectus, as well as any transfer taxes and any fees and disbursements of counsel to the selling stockholders.


                          DESCRIPTION OF CAPITAL STOCK

     The following summary description is subject to the detailed provisions of Molex's certificate of incorporation and bylaws, does not purport to be complete and is qualified in its entirety by reference thereto.

COMMON STOCK

GENERAL

     Molex has three classes of common stock: Common Stock ("COMMON STOCK"); Class A Common Stock ("CLASS A STOCK"); and Class B Common Stock ("CLASS B STOCK"). All have a $0.05 per share par value. Only the Common Stock is being offered pursuant to this Prospectus.

     The authorized common stock of Molex consists of 200,000,000 shares of Common Stock, 200,000,000 shares of Class A Stock, and 146,078 shares of Class B Stock, par value $.05 per share. Under Molex's certificate of incorporation, holders of Common Stock, Class A Stock and Class B Stock do not have any preemptive rights to subscribe for new shares of capital stock. The following table sets forth the number of shares of each of the three classes of common stock outstanding as of June 30, 2000:

     Title and Class                  Number of Shares Outstanding
     ---------------                  ----------------------------
     Common Stock                              98,463,407
     Class A Stock                             97,120,285
     Class B Stock                                 94,255


VOTING RIGHTS

     Each share of Common Stock entitles the holder thereof to one vote upon each matter submitted to a vote of the stockholders. Each share of Class B Stock entitles the holder thereof to one vote upon each matter submitted to a vote of the stockholders. Subject to certain conditions, all matters, other than the election of the Board of Directors, submitted to a vote of all the stockholders must be approved separately by both the holders of a majority of the shares of the Common Stock entitled to vote and present in person or by proxy, voting as a class, and by the holders of a majority of the shares of the Class B Stock entitled to vote and present in person or by proxy, voting as a class. The right of the Class B stockholders to vote separately as a class is subject to applicable law and is also subject to the requirement that at least 50% of the authorized shares of Class B Stock are outstanding. As of June 30, 2000, 94,255 shares (64.5% of the authorized shares) of Class B Stock were outstanding.

     The shares of Class A Stock have no voting rights (except as otherwise required by Delaware law, and except that under certain circumstances the Class A Stock may be converted into Common Stock). See "Description of Capital Stock-Conversion Rights." Under the Delaware General Corporation Law, any amendments to Molex's certificate of incorporation changing the number of authorized shares of any class, changing the par value of the shares of any class or altering or changing the powers, preferences or special rights of the shares of any class so as to adversely affect them, including the Class A Stock, would require the separate approval of the class so affected, as well as the approval of all classes entitled to vote thereon, voting together.

CONVERSION RIGHTS

     Class B Stock can be converted into Common Stock on a share for share basis at any time at the option of the holder. The authorized Class A Stock (whether or not then issued) would automatically convert into Common Stock on a share for share basis any time upon the good faith determination of the Board of Directors that either of the following events has occurred: (i) the aggregate number of outstanding shares of Common Stock and Class B Stock together is less than 10% of the aggregate number of outstanding shares of Common Stock, Class B Stock and Class A Stock together or (ii) any person or group, other than one or more members of the Krehbiel Family, becomes or is the beneficial owner of a majority of the outstanding shares of Common Stock. This conversion is automatic upon the Board of Directors' determination as set forth above and such conversion will remain effective regardless of whether either of the events set forth in (i) or
(ii) above has occurred in fact. Upon such conversion, the voting interests of the holders of Common Stock and Class B Stock would be diluted. To the extent that the Common Stock has a market price which is higher than the Class A Stock market price immediately prior to such conversion, the market price of the Common Stock may be decreased.

     As used herein, "KREHBIEL FAMILY" means: (i) John H. Krehbiel, Sr., John H. Krehbiel, Jr. and Frederick A. Krehbiel, any of their respective descendants, and any of their spouses, widows or widowers or any of their respective descendants (collectively, the "FAMILY MEMBERS"); (ii) any trust established by one or more of the Family Members; (iii) any estate of a Family Member; (iv) any foundation and any charitable organization that qualifies as an exempt organization under the Internal Revenue Code of 1986, as amended, or any successor statute, established by one or more of the Family Members; and (v) any corporation or partnership of which a majority of the voting power and a majority of the equity interest is held, directly or indirectly, by or for the benefit of one or more of the Family Members.

DIVIDENDS AND OTHER DISTRIBUTIONS

     Holders of the Common Stock, Class B Stock and Class A Stock are entitled to equal per share cash dividends of Molex, as, when and if such dividends may be declared by the Board of Directors and paid out of assets legally available therefor. Dividends and stock splits would be declared and paid to holders of any class of Common Stock only if such dividends and stock splits were declared and paid to holders of all classes of common stock on an equal per share basis. With respect to stock dividends or stock splits declared and paid to holders of any class of common stock, holders of Common Stock and Class B Stock would receive Common Stock and holders of Class A Stock would receive Class A Stock. Dividends consisting of any other securities of Molex may be paid to the holders of Common Stock, Class B Stock and Class A Stock on an equal per share basis.

     The holders of Common Stock, Class B Stock and Class A Stock would receive the identical consideration per share upon the merger, consolidation, liquidation, dissolution or winding up of the affairs of Molex. Further issuance of the Common Stock, Class B Stock or Class A Stock in acquisitions, offerings or otherwise would increase the number of such shares outstanding, and, accordingly, could affect the amount of cash dividends per share or other distributions made to the stockholders.


PREFERRED STOCK

     The authorized preferred stock of Molex consists of 25,000,000 shares, par value $.01 per share. No shares of preferred stock are outstanding. The Board of Directors has the authority, without further stockholder approval, to issue shares of preferred stock in one or more series from time to time, and to fix the voting rights, designations, relative rights, priorities, preferences, qualifications, limitations and restrictions thereof. Because of the Board of Directors' authority to issue shares of preferred stock without further stockholder action, the voting power of the Common Stock could be adversely affected by the issuance of preferred stock with conversion rights or voting power. The issuance of certain types of preferred stock may have the effect of delaying, deferring or preventing a change in control of Molex.

                                  OTHER MATTERS

     In accordance with provisions of the Delaware General Corporation Law, Molex's certificate of incorporation eliminates, in certain circumstances, the personal liability of directors of Molex's members of the Board of Directors for breach of fiduciary duty of care as a director. This provision does not eliminate the liability of a director for such matters as (i) a breach of the director's duty of loyalty to Molex or its stockholders, (ii) acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) willful or negligent payments with respect to unlawful dividends or stock redemption and (iv) transactions from which the director derived an improper personal benefit.

     Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Certificate of Incorporation of Molex provides that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the Delaware General Corporation Law; provided, however, that any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person shall be indemnified only if such proceeding (or part thereof) was authorized by the board of directors of Molex.

     Section 203 of the Delaware General Corporation Law prevents an "INTERESTED STOCKHOLDER" (generally, a person owning 15 percent or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by certain employee stock plans); or (iii) following the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. A "BUSINESS COMBINATION" includes mergers, stock or asset sales and certain other transactions resulting in a financial benefit to the interested stockholder. Article Thirteen of Molex's certificate of incorporation provides certain minimum price and procedural requirements or, alternatively, higher voting requirements, in connection with certain business combinations. Such provision might discourage certain persons whose objective is to seek control of Molex from seeking such control.

     Molex's Certificate of Incorporation divides the Board of Directors into three classes with staggered terms. As a result, Molex stockholders elect approximately one-third of the board of directors each year. Section 141(k) of the Delaware General Corporation Law provides that directors serving on a classified board cannot be removed without cause, unless the certificate of incorporation provides otherwise. Molex's Certificate of Incorporation does not prohibit the application of Section 141(k) to its board of directors. Therefore,
Section 141(k) will apply to the Board of Directors. As a result, the stockholders of Molex cannot remove incumbent Directors from office without a valid reason for doing so under Delaware law. The staggered board classes, combined with application of Section 141(k), makes it more difficult to remove directors and may have the effect of discouraging takeover attempts which stockholder may deem to be in their and Molex's best interests. Potential acquirers may decide not to pursue proxy contests or other plans to acquire control of Molex because of their inability to gain control of the Board of Directors in less than two years. The classification of the Board of Directors makes it more difficult for stockholders to change the composition of the board in a relatively short period of time, since at least two annual meetings of stockholders will be required to effect a change in a majority of the Board of Directors. In addition, under Molex's Certificate of Incorporation, any matter submitted to a vote of stockholders (except for the election of directors) must be approved separately by the holders of a majority of the shares of the Class B Stock entitled to vote and present in person or by proxy, voting as a class. Therefore, the classification of the Board of Directors cannot be repealed or modified and declassified without the required vote of Class B stockholders.

     The registrar and transfer agent for the Common Stock is Computershare Investor Services LLC of Chicago, Illinois.

     Beneficial ownership of Common Stock and Class B Stock by the J. H. Krehbiel Trust (the "TRUST"), Frederick A. Krehbiel and John H. Krehbiel, Jr. provides the Trust, Frederick A. Krehbiel and John H. Krehbiel, Jr., if acting in concert, with the virtual power to elect or remove the members of the Board of Directors and determine the outcome of most matters requiring approval of Molex's stockholders.


                                     EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedules as of June 30, 1999 and 1998 and for each of the three years in the period ended June 30, 1999, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been incorporated herein in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the shares offered hereby and certain other matters will be passed upon for Molex by Louis A. Hecht, Secretary and General Counsel for Molex. As of July 31, 2000, Mr. Hecht beneficially owned 102,908 shares of Common Stock and 40,282 shares of Class A Stock.

                                     PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

     DOCUMENTS FILED WITH THE COMMISSION

     The following documents filed with the Securities and Exchange Commission (the "COMMISSION") by Molex Incorporated (the "COMPANY") are incorporated in this Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 ("1999 FORM 10-K") filed with the Commission on September 22, 1999 (File No. 0-7491).

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 filed with the Commission on November 12, 1999 (File No. 0-7491).

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 filed with the Commission on February 11, 2000 (File No. 0-7491).

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the Commission on May 12, 2000 (File No. 0-7491).

     (e) All other reports filed pursuant to Section 13(a) or 15(d) of The Securities Exchange Act of 1934 (the "EXCHANGE ACT") since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above.

     (f) The description of the Company's Common Stock, par value $.05 per share (the "STOCK") in the final prospectus forming a part of the Company's Registration Statement on Form S-3 (Reg. No. 33-57613) filed with the Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT") on February 7, 1995, as amended by Amendment No. 1 thereto filed with the Commission on February 16, 1995 (as amended, the "S-3 REGISTRATION STATEMENT").

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended JUNE 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ITEM 4:  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered pursuant to this Registration Statement will be passed upon for the Company by Louis A. Hecht, Secretary and General Counsel of the Company. Mr. Hecht beneficially owns less than 1% of the Company's outstanding Common Stock.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonable believed to be or in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Certificate of Incorporation of the Company provides that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the DGCL; provided, however, that any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person shall be indemnified only if such proceeding (or part thereof) was authorized by the board of directors of the Company.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The Certificate of Incorporation of the Company provides, that, to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

     The securities that are to be reoffered or resold pursuant to this registration statement were issued to employees of Molex Incorporated, or its wholly owned subsidiaries, pursuant to employee benefit plans maintained by Molex Incorporated in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereto and/or Rule 701 thereunder.

ITEM 8:  EXHIBITS

     3.1 Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to Company's Form 10-K for the year ended June 30, 1998) filed with the Commission on September 22, 1998 (File No. 0-7491))

     3.2 By-Laws of the Company restated and amended as of July 29, 1999 (Incorporated by reference to Exhibit 3.2 to the Company's Form 10-K for the year ended June 30, 1999 filed with the Commission on September 22, 1998 (File No. 0-7491))

     4.1 Specimen stock certificate representing Molex Incorporated common stock.

     5.1    Opinion of Louis A. Hecht

     23.1   Consent of Louis A. Hecht (included in Exhibit 5.1)

     23.2   Consent of Deloitte & Touche LLP

     24.1   Powers of Attorney (included in signature page hereto)

ITEM 9.  UNDERTAKINGS

(a)  Rule 415 Offering.  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "SECURITIES ACT");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on

Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Incorporation of Subsequent Exchange Act Documents by Reference.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Form S-8 Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on JULY 28, 2000.

                               MOLEX INCORPORATED

                               By: /s/ Frederick A. Krehbiel
                                  --------------------------
                                  Frederick A. Krehbiel
                                  Co-Chairman and Co-Chief Executive Officer
                                  (Principal Executive Officer)

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Frederick A. Krehbiel and John H. Krehbiel, Jr. and each of them his true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any pre- or post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                     Title                               Date
            ---------                                     -----                               ----
/s/ Frederick A. Krehbiel                 Co-Chairman and Co-Chief Executive             July 28, 2000
---------------------------------         Officer (Principal Executive Officer)
Frederick A. Krehbiel


/s/ John H. Krehbiel, Jr.                 Co-Chairman and Co-Chief Executive             July 28, 2000
---------------------------------         Officer (Principal Executive Officer)
John H. Krehbiel, Jr.


/s/ Robert B. Mahoney                     Vice President, Treasurer and Chief            July 28, 2000
---------------------------------         Financial Officer (Principal Financial
Robert B. Mahoney                         Officer and Principal Accounting Officer)


/s/ Robert J. Potter                       Director                                      July 28, 2000
---------------------------------
Robert J. Potter


/s/ Edgar D. Jannotta                      Director                                      July 28, 2000
---------------------------------
Edgar D. Jannotta


/s/ Fred L. Krehbiel                       Director                                      July 28, 2000
---------------------------------
Fred L. Krehbiel


/s/ Donald G. Lubin                        Director                                      July 28, 2000
---------------------------------
Donald G. Lubin


/s/ Masahisa Naithoh                       Director                                      July 28, 2000
---------------------------------
Masahisa Naitoh

/s/ Michael J. Birck                       Director                                      July 28, 2000
---------------------------------
Michael J. Birck


/s/ Douglas K. Carnahan                    Director                                      July 28, 2000
---------------------------------
Douglas K. Carnahan


/s/ J. Joseph King                         Director                                      July 28, 2000
---------------------------------
J. Joseph King


/s/ Martin P. Slark                        Director                                      July 28, 2000
---------------------------------
Martin P. Slark


                                INDEX TO EXHIBITS
Exhibit
Number   Description of Exhibit
-------  ----------------------

3.1 Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to Company's Form 10-K for the year ended June 30, 1998) filed with the Commission on September 22, 1998 (File No. 0-7491))

3.2 By-Laws of the Company restated and amended as of July 29, 1999 (Incorporated by reference to Exhibit 3.2 to the Company's Form 10-K for the year ended June 30, 1999 filed with the Commission on September 22, 1998 (File No. 0-7491))

4.1 Specimen stock certificate representing Molex Incorporated common stock.

5.1      Opinion of Louis A. Hecht

23.1     Consent of Louis A. Hecht (included in Exhibit 5.1)

23.2     Consent of Deloitte & Touche LLP

24.1     Powers of Attorney (included in signature page hereto)